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                                                                    EXHIBIT 10.5


                                                              EDWARD C. MARHANKA

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is made as of May 1, 1997, by and between Toreador Royalty Corporation, a Delaware corporation (the "Company"), and Edward C. Marhanka (the "Employee").

         WHEREAS, the Company desires to continue to employ the Employee, and the Employee is willing to continue to render his services to the Company on the terms and conditions with respect to such employment hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions hereof, the Company and the Employee hereby agree as follows:

         1. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

         2. Employment and Duties. Subject to the terms hereof, the Company agrees to employ Employee to render full-time services to the Company as Vice President and Treasurer of the Company. Employee shall have the duties specified by the Bylaws of the Company for a Vice President and the Treasurer or are customarily associated with such position, together with such other duties as may be assigned to Employee from time to time by the Board of Directors of the Company (the "Board"). Employee agrees to devote his full time and attention to the performance and fulfillment of such duties, functions and responsibilities as are necessary to discharge such duties, functions and responsibilities, except for service for civic, charitable or non-profit organizations and other non-competitive endeavors not interfering with his duties hereunder.

         3. Term. This Agreement shall have a term of one (1) year commencing as of May 1, 1997, subject to earlier termination as hereinafter provided. Upon mutual agreement of the parties, this Agreement may be extended for additional one-year periods.

         4. Compensation. As compensation for his services rendered under this Agreement, the Employee shall be entitled to receive the following:

                 (a) The Employee shall be paid an annual base salary of $100,000 for the term of this Agreement. Such annual base salary shall be payable in equal semi-monthly installments payable on the 15th day and the final day (or the last business day preceding such day if it does not fall on a business day) of each month during the
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         term of this Agreement, prorated for any partial employment month.
         Such salary shall be subject to increase at any time by the Board in its sole discretion.

                 (b) Upon execution of this Agreement, the Employee shall be granted by the Company an option to purchase 25,000 shares of Common Stock of the Company subject to and upon the terms and conditions set forth in the form of Option Agreement attached hereto as Exhibit A, which is incorporated herein by reference. The Company and the Employee shall execute and deliver counterparts of the Option Agreement in the form of Exhibit A simultaneously with the execution of this Agreement.

         5. Other Benefits. In addition to the compensation to be paid to the Employee pursuant to Paragraph 4 hereof, the Employee shall be entitled to be included in any medical and dental benefit plans, any pension or profit sharing plan or any other fringe benefits which may be extended from time to time to employees of the Company generally by the Board in its sole discretion. The Employee shall be entitled to such vacation and sick leave as may be authorized by the Board from time to time. The time for vacation leave shall be selected by the Employee subject to the approval of the President and subject to the business needs of the Company. Vacation leave shall be taken within each employment year and shall be noncumulative. The Employee shall not be entitled to vacation pay in lieu of vacation leave and any unused vacation leave shall be deemed waived.

         6. Reimbursement of Expenses. The Employee shall be reimbursed by the Company for any out of pocket expenses reasonably paid or incurred by him in connection with the performance of his duties hereunder upon presentation of expense statements or vouchers or such other supporting information reasonably evidencing such expenses. Subject to the approval of the President of the Company, the Company shall reimburse the Employee for professional dues and tuition for professional seminars.

         7. Confidentiality/Trade Secrets. The Employee acknowledges that his position with the Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business data and information of the Company. Both during the term of this Agreement and thereafter, the Employee covenants and agrees as follows:

                 (a) that he shall use his reasonable best efforts and exercise utmost reasonable diligence to protect and safeguard the trade secrets and confidential and proprietary data and information of the Company, including but not limited to its technical data, records, compilations of information, processes, and specifications relating to its properties, assets, customers, suppliers, products and services;



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                 (b)      that he shall not disclose any of such trade secrets
         and confidential and proprietary information, except as may be deemed by him to be necessary or desirable for the performance of his duties for the Company; and

                 (c) that he shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

         All files, records, documents, drawings, specifications, memoranda, notes or other documents relating to the business of the Company, whether prepared by the Employee or otherwise coming into his possession, shall be the exclusive property of the Company and shall be delivered to the Company and not retained by the Employee upon termination of his employment for any reason whatsoever or at any other time upon request of the Board.

         Notwithstanding the foregoing, Employee shall not be required to keep confidential or restrict use of any trade secrets or confidential and proprietary data and information of the Company (i) which he may be required to disclose at the express direction of any authorized government agency, pursuant to a subpoena or other court process, or as otherwise required by any law, rule, regulation or order of any regulatory body, (ii) which has become generally available to the public by means other than by breach of this Agreement, (iii) which was available to Employee prior to its disclosure by the Company to Employee, (iv) which has become available to Employee from a source other than the Company or (v) as to which disclosure or use the Company consents in writing.

         8. Remedies for Breach of Covenants of the Employee. The covenants set forth in paragraph 7 of this Agreement shall continue to be binding upon the Employee, notwithstanding the termination of his employment with the Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements, independent of any other provisions of this Agreement and any other agreement between the Company and the Employee.

         9. Termination. The employment of the Employee may be terminated upon the occurrence of any one of the following events:

                 (a) Voluntary by the Employee. The Employee may resign with or without cause at any time during the term of this Agreement by giving fourteen (14) days prior written notice of termination to the Board.

                 (b) Involuntary by the Company. The Board, with or without cause, may terminate the Employee at any time during the term of this Agreement upon fourteen (14) days prior written notice to the Employee.





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                 (c)      Termination upon Death.  The employment of the
         Employee shall terminate immediately upon the death of the Employee.

         In the event of the termination of employment of the Employee prior to the expiration of the term of this Agreement, the Employee shall be entitled to compensation earned by him prior to the date of termination as provided herein, computed on a pro rata basis to and including such date of termination. Except as hereinafter expressly set forth in Section 10 of this Agreement, the Employee shall be entitled to no further compensation as of the date of termination of this Agreement (other than salary, stock options, restricted stock and other benefits which have been earned, become payable or vested but not yet paid or exercised at the time of such termination), specifically including but not limited to any unearned cash or stock bonuses. Any termination of this Agreement shall be without prejudice to any right or remedy to which a party may be entitled either at law, in equity or under this Agreement.

         10. Severance Benefits. In addition to such compensation and other benefits payable to or provided for the Employee, as authorized by the Board from time to time and earned by the Employee as of the date of resignation, termination, death or disability, the Employee shall be entitled to receive and the Company shall pay or provide to the Employee the following severance benefits in the event that the Company discharges the Employee without cause or the Employee resigns for cause, to-wit:

                 (a) The Company shall pay to the Employee a lump sum cash payment payable on the date of termination of employment in an amount equal to the annual base salary of the Employee which would have been payable to the Employee from the date of termination to the expiration date of the term of this Agreement; but not less than $50,000.

                 (b) All stock options granted by the Company to the Employee, all contributions made by the Company for the account of the Employee to any pension, thrift or any other benefit plan and all other benefits or bonuses which contain vesting or exercisability provisions conditioned upon or subject to the continued employment of the Employee shall become fully vested and exercisable; provided, however, that if any such amount, benefit or payment cannot become fully vested pursuant to such plan or arrangement on account of limitations imposed by law, Employee shall be entitled to receive from Company an amount in cash payable on the date of termination equal to the total amount of benefit or payment which Employee will have to forfeit pursuant to such plan or arrangement on account of such termination of employment.

                 (c) The Company shall, to the extent permitted by applicable law, promptly reimburse the Employee for all premiums the Employee pays for continuation of the Employee's health coverage under the Company's medical plan pursuant to the





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         Consolidated Omnibus Budget Reconciliation Act of 1985, as amended
         ("COBRA") for the 12 month period following the date of termination.

                 (d) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 10 by seeking other employment or otherwise, nor shall the amount of any payment or benefit as provided for be reduced by any compensation earned by the Employee as the result of employment by another employer or by retirement benefits or otherwise.

         11. Change in Control. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred upon the date any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or any "person" who on the date hereof is a director or officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, (a) as a passive investor without Board or other representation, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities, (b) or in any other capacity of securities of the Company representing 15% or more of the combined voting power of the Company's outstanding securities, in a transaction which was not approved in advance by the Board. For the purposes of this Agreement, in the event any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange
Act), other than the Company or any "person" who on the date hereof is a director or officer of the Company, (i) commences a proxy solicitation to acquire the right to vote more than 15% of the combined voting power of the Company's outstanding securities, (ii) commences a tender or exchange offer subject to Section 14(d) (1) of the Exchange Act to acquire the beneficial ownership of securities representing 15% or more of the combined voting power of the Company's outstanding securities or (iii) acquires beneficial ownership, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities, which proxy solicitation or tender or exchange offer or acquisition of beneficial ownership was not approved in advance by the Board, and the Board in response to such proxy solicitation or tender or exchange offer or when such proxy solicitation or tender or exchange offer is ongoing or in response to and within one (1) year of such acquisition of beneficial ownership approves a transaction which results in any person or group (including but not limited to such person or group who initiated the proxy solicitation, tender or exchange offer or who made such acquisition of beneficial ownership but specifically excluding the Company or any "person" who is on the date hereof a director or officer of the Company) acquiring beneficial ownership of, directly or indirectly, securities of the Company representing 15% or more of the combined voting power of the Company's outstanding securities or which results in the sale, lease, transfer, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company, then such transaction shall not be considered





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approved in advance by the Board and a Change in Control shall be deemed to have occurred upon the consummation of such transaction for the purposes of this Agreement.

         12. Involuntary Termination with Cause by the Company. For the purposes of this Agreement, the Company shall be deemed to have terminated the Employee with cause if any of the following conditions existed:

                 (a) The Employee shall have become disabled for a period of more than three (3) consecutive months;

                 (b) The Employee shall have failed to substantially perform his duties and responsibilities as a Vice President or Treasurer of the Company (other than any such failure resulting from disability or any such actual or anticipated failures resulting from the Employee's resignation with cause) after a written demand for the Employee's substantial performance has been delivered to him by the Board, which demand specifically identifies the manner in which the Board believes the Employee has not substantially performed his duties; or

                 (c) The Employee shall have engaged in conduct demonstrably and materially injurious to the Company.

         The Employee shall be deemed to have been terminated with cause under the circumstances described in subparagraphs (b) or (c) above only if there has been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board.

          "Disability" as used herein shall mean any physical, emotional or mental injury, illness or incapacitation, other than death, which renders the Employee unable to perform the duties, functions and responsibilities required of him under this Agreement.

         13. Resignation with Cause. For the purposes of this Agreement, the Employee shall have resigned with cause if prior to his resignation a Change in Control of the Company has occurred and, within twelve months thereof:

                 (a) The Company shall have removed the Employee from the office of Vice President of the Company or shall have altered his authority and responsibilities so as to be less significant than, not consistent with or not comparable to that which he held in his capacity as Vice President or shall otherwise limit or restrict his authority and responsibilities;

                 (b) The Company shall have relocated its principal offices outside the Dallas, Texas, metropolitan area, or any requirement by the Company for the





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         Employee to be based anywhere other than the Company's principal executive offices in the Dallas, Texas, metropolitan area except for required travel on the Company's business to an extent substantially consistent with his previous business travel obligations;

                 (c) The Company shall have reduced the Employee's annual base salary as in effect from time to time;

                 (d) The Company shall have failed to continue in effect any compensation arrangement in which the Employee participates, including but not limited to those described in this Agreement, unless an equitable arrangement has been made with respect to such plan or arrangement in connection with the Change in Control;

                 (e) The Company shall have failed to provide the Employee with all personnel benefits which are otherwise generally provided to executive officers of the Company or reasonably necessary or appropriate for the performance by the Employee of his duties as Vice President of the Company; or

                 (f) The Company shall have failed to obtain a satisfactory agreement from any successor to assume and perform this Agreement as contemplated by Section 16(c) hereof.

         Any resignation by the Employee that is not "with cause" as defined in this Section 13 shall be deemed to be resignation "without cause."

         14. Remedies. If either the Company or the Employee shall file any judicial action for enforcement of this Agreement and successfully enforce any provision of this Agreement or recover compensation or damages, the prevailing party shall be entitled to recover from the other party an additional amount equal to interest at ten percent (10%) per annum on the amount recovered from the date such amount was due and payable together with all expenses and reasonable attorneys' fees incurred in obtaining legal advice and counseling respecting the respective rights of such party under this Agreement and in prosecuting and disposing of such action. The provisions of this Section shall be cumulative and without prejudice to any other right or remedy to which the Employee may be entitled either at law, in equity or under this Agreement and shall not constitute the exclusive remedy of the Company or the Employee for breach of this Agreement.

         15. Notices. Any notices to be given hereunder by either party to the other shall be in writing and may be effected either by personal delivery or by mail, registered or certified, postage prepaid, with return receipt requested. Personal delivery to the Board shall be to the President. Mailed notices shall be addressed as follows:





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                 (a)      If to the Company:

                          Toreador Royalty Corporation
                          530 Preston Commons West
                          8117 Preston Road
                          Dallas, Texas 75225
                          Attention:  President

                 (b)      If to the Employee:

                          Edward C. Marhanka
                          6234 Reiger Avenue
                          Dallas, Texas 75214

Either party may change its address for notice by giving notice in accordance with the terms of this Section 15.

         16.     General Provisions.

                 (a) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance hereof. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable.

                 (b) Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

                 (c) Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. The Company will require any successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree, by an agreement in form and substance satisfactory to the Employee, to





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         perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                 (d) Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

                 (e) Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any word, clause, paragraph or provision of this Agreement.

                 (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first written above.



                                        COMPANY:

                                        TOREADOR ROYALTY CORPORATION



                                        By: /s/ JOHN MARK MCLAUGHLIN
                                            -----------------------------------
                                            John Mark McLaughlin
                                            Chairman of the Board and President



                                        EMPLOYEE:




                                        /s/ EDWARD C. MARHANKA
                                        ---------------------------------------
                                        Edward C. Marhanka





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